Calculation of Filing Fee Tables
S-8
Altimmune, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	705,327	$ 3.06	$ 2,158,300.62	0.0001381	$ 298.06
Total Offering Amounts:						$ 2,158,300.62		$ 298.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 298.06
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock") which become issuable under the Altimmune, Inc. 2019 Employee Stock Purchase Plan, as amended (the "2019 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the 2019 ESPP. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, and based on the average of the high and low sales prices of the Common Stock, as quoted on The Nasdaq Global Market, on May 8, 2026, which is a date within five business days prior to the filing of this registration statement. Represents an increase of 705,327 additional shares available for issuance under the 2019 ESPP pursuant to the approval of the Company's shareholders at the Altimmune 2026 Annual Meering where, on April 16, 2026, such shareholders authorized an increase in the number of shares of Common Stock reserved and available for issuance under the 2019 ESPP by 705,327.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources